UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2025

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
301 Riverside Avenue, Second Floor, Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares representing beneficial interests in Compass Diversified Holdings	CODI	New York Stock Exchange
Series A Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR A	New York Stock Exchange
Series B Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR B	New York Stock Exchange
Series C Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR C	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2025 (the “Initial Form 8-K”), Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (the “Trust” and, together with the Company, “CODI”) indicated its intent to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Form 10-Q”) and disclosed non-reliance on its 2024 financial statements as a result of concerns about financing, accounting, and inventory practices at one of its subsidiaries, Lugano Holding, Inc. (“Lugano”), and irregularities identified in sales, cost of sales, inventory, and accounts receivable recorded by Lugano. In a Current Report on Form 8-K filed with the SEC on June 25, 2025, the Company further disclosed non-reliance on its 2022 and 2023 financial statements as a result of the matters disclosed in the Initial Form 8-K (the “June Form 8-K”).
In connection with the events described in the Initial Form 8-K and the June Form 8-K, the Company has been in regular communication with holders of the Company’s notes under that certain Indenture dated March 23, 2021 by and among the Company and U.S. Bank Trust Company, National Association (the “Trustee”) (as amended, restated, supplemented or otherwise modified from time to time, the “2029 Notes Indenture”) relating to the Company’s 5.250% senior notes due 2029 (the “2029 Notes”) and that certain Indenture dated November 17, 2021 by and among the Company and the Trustee (as amended, restated, supplemented or otherwise modified from time to time, the “2032 Notes Indenture” and together with the 2029 Notes Indenture, the “Indentures”) relating to the Company’s 5.000% senior notes due 2032 (the “2032 Notes” and together with the 2029 Notes, the “Notes”), concerning the existence of the potential for default under the terms of the Indentures in respect of the matters disclosed in the Initial Form 8-K and the June Form 8-K.
To provide the Company with adequate time to complete the restatement of its 2022, 2023, and 2024 financial statements and to file its quarterly reports for the first and second quarters of 2025, on August 29, 2025, the Company entered into a Forbearance Agreement with certain holders of the Notes (collectively, the “Supporting Holders”) and, for certain limited purposes described therein, the Trustee, pursuant to which, during the Forbearance Period (as defined below), the Supporting Holders have agreed to forbear, and to direct the Trustee to forbear, from exercising rights and remedies available to them with respect to (i) actual or potential defaults or events of default under Section 6.01(c) of the Indentures resulting from any breach of Section 4.03 of the Indentures, and (ii) any other default or event of default mutually agreed upon between the Supporting Holders and the Company in writing and delivered to the Trustee (events (i) and (ii), collectively, the “Specified Defaults”) until the earliest of: (a) the occurrence or existence of any event of default under the Indentures, other than the Specified Defaults, that is not cured or waived within any applicable grace or cure period under the Indentures; (b) the failure of the Company to timely comply with any term, condition, or covenant of the Forbearance Agreement; (c) the termination of the forbearance period provided under the Second Forbearance Agreement and Third Amendment to Credit Agreement, dated as of July 25, 2025, among inter alia, the Company and Bank of America, N.A. modifying the Third Amended and Restated Credit Agreement dated as of July 12, 2022, such forbearance period having not been extended or replaced by another forbearance or similar agreement among the parties thereto within three (3) business days of such termination; (d) the cure of any Specified Default related to any breach of Section 4.03 of the Indentures; (e) the Issuer’s failure to cause the execution and the delivery of supplemental indentures in respect of each series of Notes substantially in the form provided in the Forbearance Agreement providing for the payment to the holders of the Notes of the fees specified in the Forbearance Agreement (or another form reasonably acceptable to the Supporting Holders providing for the payment of the same fees) (the “Supplemental Indentures”), or alternatively the Company fails to make the Cash Fee Payment (as defined below) within fifteen business days of August 29, 2025, and (f) 11:59 p.m. ET on October 24, 2025 (the period from August 29, 2025 through the earliest of events (a) through (f) above, the “Forbearance Period”).
During the Forbearance Period, the Supporting Holders have also agreed (1) in the event that the Trustee or any holder or group of holders of the Notes (collectively, the “Holders”) declares the 2029 Notes and/or the 2032 Notes to be due and payable immediately solely as a result of any Specified Default (an “Acceleration”), the Supporting Holders will (a) deliver written notice and direction to the Trustee to rescind and not seek any remedy under the Indenture in connection with such Acceleration in accordance with the terms of the Indentures and (b) take all other action in the Supporting Holders’ power to cause such Acceleration to be rescinded and cancelled, to the extent permitted by the Indentures, and (2) not to transfer any right, title or interest in their respective Notes, unless (x) such transferee is a party to the Forbearance Agreement or (y) the transferee executes a joinder agreeing to be bound by the terms of the Forbearance Agreement if such transferee is not already a party to the Forbearance Agreement.

As consideration for entering into Forbearance Agreement, the Company will pay to each Holder of Notes such Holder’s pro rata share of (a) an upfront fee, paid in kind by increasing the principal amount of the applicable series of Notes, equal to (1) 1.25% of the aggregate principal amount of Notes outstanding if the Supporting Holders hold a majority but no more than seventy-five percent of the principal amount outstanding of each series of Notes or (2) 1.75% of the aggregate principal amount of Notes outstanding if the Supporting Holders hold more than seventy-five percent of the aggregate principal amount of each series of Notes, and (b) additional interest, paid in kind by increasing the principal amount of the applicable series of Notes, equal to the equivalent of a 5.00% per annum increase in the interest rate for the applicable series of Notes for the period between August 1, 2025 and the earlier of (x) October 24, 2025 and (y) the delivery to the Trustee of restated audited annual financials for fiscal years 2022, 2023 and 2024 and unaudited financials for the first and second fiscal quarters of fiscal year 2025 in accordance with the Indentures (the earliest of (x) or (y), as applicable, the “Outside Interest Date”). However, if the Issuer and the Supporting Holders, despite reasonable efforts, are unable to finalize and agree to the Supplemental Indentures within ten business days of August 29, 2025, the Company shall, in place of the above described payments in kind, pay a cash fee equal to (i) 1.25% of the aggregate principal amount of Notes outstanding on August 29, 2025 and (y) an amount equal to the equivalent of a 4.00% per annum increase in the interest rate for the applicable series of Notes from August 1, 2025 until the Outside Interest Date.
The foregoing description of the Forbearance Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Forbearance Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events
The Company expects that the Forbearance Agreement will allow CODI adequate time to complete the restatement of its financial statements, as disclosed in the Initial Form 8-K and the June Form 8-K. However, CODI cannot make any assurances regarding the timing of the restatements, the potential need to restate additional periods, or whether the Company will be successful in receiving future forbearance, waivers, or other relief if the restatements are unable to be completed during the Forbearance Period. If CODI is not successful in these efforts, it would likely have a material adverse effect on CODI’s business, financial condition, and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation expectations as to the timing and outcome of the Audit Committee’s investigation, the willingness of the Company’s lenders to provide future relief and/or waivers, the timing of filing periodic reports and restatements, the amount of any potential misstatements associated with Lugano and the impact any such misstatements may have on CODI’s previously issued financial statements or results of operations, CODI’s beliefs and expectations relating to the anticipated financial and other impacts of internal control failures, if any, and the items subject to investigation and restatement review, and the impacts of any material weaknesses identified and CODI’s remediation efforts and efforts to prepare financial statements. Such forward looking statements may be identified by, among other things, the use of forward-looking terminology such as “believe,” “expect,” “may,” “could,” “would,” “plan,” “intend,” “estimate,” “predict,” “potential,” “continue,” “should” or “anticipate” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. These statements are based on beliefs and assumptions by the Board of Directors and management, and on information currently available to the Board of Directors and management. These statements involve risk and uncertainties that could cause CODI’s actual results and outcomes to differ, perhaps materially, including but not limited to: the discovery of additional information relevant to the investigation; the conclusions of the Audit Committee (and timing of those conclusions) concerning matters relating to the investigation; the timing of the review by, and the conclusions of, CODI’s independent registered public accounting firm regarding the investigation and CODI’s financial statements; a further material delay in CODI’s financial reporting or ability to hold an annual meeting of stockholders; the impacts of restatement reviews and the potential need to restate additional periods; CODI’s ability to regain compliance with NYSE continued listing requirements; the cooperation of, and future concessions granted by, CODI’s lenders; the likelihood that the control deficiencies identified or that may be identified in the future will result in material weaknesses in CODI’s internal control over financial reporting; and commercial litigation relating to the CODI’s representations regarding its financial statements and litigation, enforcement actions or investigations relating to CODI’s internal controls, restatement reviews, the investigation described in this Current Report, or related matters. Please see CODI’s Annual Report on Form 10-K for the year ended December 31, 2024 for other risk factors that you should consider in connection with such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements have been made. Except as required by law, CODI does not undertake any public obligation to update any forward-looking statements to reflect events, circumstances, or new information after the date of this Current Report on Form 8-K, or to reflect the occurrence of unanticipated events.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

Exhibit Number	Description

10.1
Forbearance Agreement, dated August 29, 2025, by and among Compass Group Diversified Holdings LLC, the Forbearing Noteholders thereto, and U.S. Bank National Association, in its capacity as Trustee under the Indenture dated March 23, 2021 and Indenture dated November 17, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2025	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Stephen Keller

Stephen Keller
Regular Trustee
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2025	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Stephen Keller

Stephen Keller
Chief Financial Officer